Ex 10.263

(15)	PROMISSORY NOTE

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:LF3 Wichita Airport, LLC

LF3 Wichita Airport TRS, LLC 1635 43rd St S, Ste 205

Fargo, ND 58103-3580

Lender:Choice Financial Group

South Fargo 4501 23rd Ave S

Fargo, ND 58104

(701} 356-9700

Principal Amount: $5,642,000.00

PURPOSE OF LOAN. Purchase of Holiday Inn Express Wichita Airport.

Date of Note: December 21, 2022

PROMISE TO PAY. LF3 Wichita Airport, LLC; and LF3 Wichita Airport TRS, LLC ("Borrower") jointly and severally promise to pay to Choice Financial Group ("Lender"), or order, in lawful money of the United States of America, the principal amount of Five Million Six Hundred Forty-two Thousand & 00/100 Dollars ($5,642,000.00}, together with interest on the unpaid principal balance from December 21, 2022, until paid in full.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule, which calculates interest on the unpaid principal balances as described in the "INTEREST CALCULATION METHOD" paragraph using the interest rates described in this paragraph: 18 monthly consecutive interest payments, beginning January 21, 2023, with interest calculated on the unpaid principal balances using an interest rate of 6.410%; 41 monthly consecutive principal and interest payments of $39,287.30 each, beginning July 21, 2024, with interest calculated on the unpaid principal balances using an interest rate of 6.410%; and one principal and interest payment of $5,271,328.59 on December 21, 2027, with interest calculated on the unpaid principal balances using an interest rate of 6.410%. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any escrow or reserve account payments as required under any mortgage, deed of trust, or other security instrument or security agreement securing this Note; and then to any late charges. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

Ex 10.263

PREPAYMENT PENALTY. Upon prepayment of this Note, Lender is entitled to the following prepayment penalty: In the event of prepayment, the prepayment penalty rate shall be assessed as follows:

1} If the prepayment occurs on or before the first anniversary date of the loan, the prepayment penalty will equal five percent (5%} of the principal amount prepaid.

2} If the prepayment occurs after the first anniversary date, but on or before the second anniversary date, the prepayment penalty will equal four percent (4%} of the principal amount prepaid.

3} If the prepayment occurs after the second anniversary date, but on or before the third anniversary date, the prepayment penalty will equal three percent (3%) of the principal amount prepaid.

4} If the prepayment occurs after the third anniversary date, but on or before the fourth anniversary date, the prepayment penalty will equal two percent (2%) of the principal amount prepaid.

5) If the prepayment occurs after the fourth anniversary date, but on or before the fifth anniversary date, the prepayment penalty will equal two percent (2%) of the principal amount prepaid.

Prepayment Penalty in the event of a sale of the subject property to an unrelated third party at an arm's length transaction.

Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Choice Financial Group, South Fargo, 4501 23rd Ave S Fargo, ND 58104.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $50.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding an additional 6.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. After maturity, or after this Note would have matured had there been no default, the Default Rate Margin will continue to apply to the final interest rate described in this Note. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note: Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Ex 10.263

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or

Ex 10.263

Loan No: 2164804

(i)
PROMISSORY NOTE

(Continued)Page 2

Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower's existence as a going business or the death of any member, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

Ex 10.263

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including reasonable attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of North Dakota without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of North Dakota./· ·

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender {wh' ether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by :

-Real Estate Mortgage dated 12/21/2022 in the amount of $5,642,000.00 evidencing security interest in property located at 1236 S Dugan Rd, Wichita, KS 67209 from LF3 Wichita Airport, LLC.
-	An Assignment of Rents dated 12/21/2022 on the Real Property located at 1236 S Dugan Rd, Wichita, KS 67209.

GUARANTY.:

-	Guaranty from Lodging Fund REIT Ill OP, LP dated 12/21/2022.
-	Guaranty from Corey Maple dated 12/21/2022.

LOAN AGREEMENT. A Loan Agreement is attached to this Promissory Note.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES.  Borrower may notify Lender if Lender reports any inaccurate information about Borrower's account(s) to a consumer reporting agency. Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: Choice Financial Group, South Fargo, 4501 23rd Ave S, Fargo, ND 58104.

ERRORS AND OMISSIONS. The undersigned Borrower for and in consideration of the above-referenced Lender funding the closing of this loan agrees, if requested by Lender or Closing Agent for Lender, to fully cooperate and adjust for clerical errors, any or all loan closing documentation if deemed necessary or desirable in the reasonable discretion of Lender to enable Lender to sell, convey, seek guaranty or market said loan to

Ex 10.263

Loan No: 2164804

(ii)
PROMISSORY NOTE

(Continued)Page 3

any entity, including but not limited to an investor, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Government National Mortgage Association, Federal Housing Authority or the Department of Veterans Affairs. The undersigned Borrower agrees, if requested by Lender or Closing Agent for Lender, to coordinate any parties associated with this loan, to fully cooperate and adjust for clerical errors, any or all loan closing documentation if deemed necessary. The undersigned Borrower does hereby so agree and covenant in order to assure that this loan documentation executed this date will conform and be acceptable in the marketplace in the instance of transfer, sale or conveyance by Lender of its interest in and to said loan documentation.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. EACH BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE. BORROWER:

LF3 WICHITA AIRPORT, LLC

Ex 10.263

LODGING FUND REIT Ill OP, LP, Sole Member of LF3 Wichita Airport, LLC

Lodging Fund REIT III, Inc., General Partner of Lodging Fund REIT III OP, LP

By: /s/ Samuel C. Montgomery

Samuel C. Montgomery, Chief Financial Officer of Lodging Fund REIT III, Inc

LF3 WICHITA AIRPORT TRS, LLC

LODGING FUND REIT Ill TRS, INC., Sole Member of LF3 Wichita Airport TRS, LLC

LODGING FUND REIT Ill OP, LP, Officer of Lodging Fund REIT Ill TRS, Inc.

Lodging Fund REIT III, Inc., General Partner of Lodging Fund REIT III OP, LP

By: /s/ Samuel C. Montgomery

Samuel C. Montgomery, Chief Financial Officer of Lodging Fund REIT III, Inc

Ex 10.263

Loan No: 2164804

PROMISSORY NOTE

(Continued)Page 4

Ex 10.263

LENDER:

LENDER:

CHOICE FINANCIAL GROUP

/s/ Calvin Teubner

Calvin Teubner, VP Business/Ag Banker

L.aserPro, Ver. 22.4.0.05